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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported) June 25, 2003
                                                          -------------

                             BOSTONFED BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                      1-13936             52-1940834
         --------                     ----------           ----------
(State or other Jurisdiction of       (Commission          (IRS Employer
 Incorporation or Organization)       File Number)         Identification No.)

         17 New England Executive Park, Burlington, Massachusetts 01803
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 273-0300
                                 --------------
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)






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ITEMS 1, 2, 3, 4, 5, 6, 8, 10, 11 AND 12.   NOT APPLICABLE.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
         ---------------------------------------

         Exhibit 99.1          Press Release dated June 25, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.
         ------------------------

         On June 25, 2003, BostonFed Bancorp, Inc., the holding company for Boston Federal Savings Bank and Broadway National Bank (collectively, the "Banks"), announced that the Banks entered into a settlement paying $1.9 million (approximately $1.2 million, net of taxes) to the Massachusetts Department of Revenue ("the DOR"), representing approximately 50% of a disputed tax liability for which the Banks previously accrued a liability of $4.6 million ($3.0 million, net of taxes). As a result of this settlement, the Company will recognize income, net of taxes of approximately $1.8 million, or approximately $.39 per diluted share, in the second quarter of 2003, representing the unused portion of the accrual.

         The dispute involved the DOR's disallowance of the deduction taken by the Banks for dividends received from their real estate investment trust subsidiaries for the 1999, 2000, 2001 and 2002 tax years.

         The press release announcing the settlement with the DOR is attached as
Exhibit 99.1 and incorporated by reference.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       BOSTONFED BANCORP, INC.



Dated:  June 26, 2003                  By: /s/ John A. Simas
                                           -------------------------------------
                                           Name: John A. Simas
                                           Title:   Executive Vice President,
                                           Chief Financial Officer and Secretary





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                                  EXHIBIT INDEX


Exhibit 99.1   Press Release issued by BostonFed Bancorp, Inc. on June 25, 2003.